SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 23, 2005 (November 17, 2005)

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

808 Travis Street, Suite 1320 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 780-9494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 17, 2005, Goodrich Petroleum Corporation (the “Company”) entered into an amended and restated senior credit agreement (the “Amended and Restated Credit Agreement”) and a funded $30,000,000 second lien term loan (the “Second Lien Term Loan Agreement”) that will expand its borrowing capabilities and extend its credit facility for an additional two years. The two agreements together will provide borrowing capacity up to $105,000,000, until such time as the borrowing base of the senior revolving credit is redetermined, which is currently scheduled for March 2006.

Total lender commitments under the Amended and Restated Credit Agreement have been increased from $50,000,000 to $200,000,000 and the maturity has been extended from February 25, 2008 to February 25, 2010. Revolving borrowings under the Amended and Restated Credit Agreement are subject to periodic redeterminations of the borrowing base which is currently established at $75,000,000, and is currently scheduled to be redetermined in March 2006, based upon the Company’s 2005 year-end reserve report. As of November 18, 2005, borrowings outstanding under the Amended and Restated Credit Agreement were $40,000,000. Interest on revolving borrowings under the Amended and Restated Credit Agreement accrues at a rate calculated, at the option of the Company, at either the bank base rate plus 0.00% to 0.50%, or LIBOR plus 1.25% to 2.00%, depending on borrowing base utilization. BNP Paribas is the lead lender and administrative agent under the amended credit facility with Comerica Bank and Harris Nesbit Financing, Inc. as co-lenders.

The Second Lien Term Loan Agreement provides for a 5-year, non-revolving loan of $30,000,000 which was funded on November 17, 2005 and is due in a single maturity on November 17, 2010. Optional prepayments of term loan principal can be made in amounts of not less than $5,000,000 during the first year at a 1% premium and without premium after the first year. Interest on term loan borrowings accrues at a rate calculated, at the option of the Company, at either base rate plus 3.50%, or LIBOR plus 4.50%, and is payable quarterly. BNP Paribas is the lead lender and administrative agent under the Second Lien Term Loan Agreement.

Copies of the Amended and Restated Credit Agreement and the Second Lien Term Loan Agreement are attached to this report as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference. The descriptions of the Amended and Restated Credit Agreement and the Second Lien Term Loan Agreement are qualified in their entirety by reference to Exhibits 4.2 and 4.3.

On November 18, 2005, the Company issued a press release announcing its entry into these agreements. The Company is furnishing the press release as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.2	Amended and Restated Credit Agreement among Goodrich Petroleum Company L.L.C., BNP Paribas and Certain Lenders, dated as of November 17, 2005

4.3	Second Lien Term Loan Agreement among Goodrich Petroleum Company L.L.C., BNP Paribas and Certain Lenders, dated as of November 17, 2005

99.1	Press release issued November 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Senior Vice President &
Chief Financial Officer

Dated: November 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.2	Amended and Restated Credit Agreement among Goodrich Petroleum Company L.L.C., BNP Paribas and Certain Lenders, dated as of November 17, 2005

4.3	Second Lien Term Loan Agreement among Goodrich Petroleum Company L.L.C., BNP Paribas and Certain Lenders, dated as of November 17, 2005

99.1	Press release issued November 18, 2005